Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Pan Pacific Retail Properties, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-72551, 333-37564, 333-64736, 333-103498 and 333-106250 each on Form S-3 and in Registration Statement Nos. 333-61169, 333-51384 and 333-105585 each on Form S-8 of Pan Pacific Retail Properties, Inc. of our report dated March 10, 2005, with respect to the consolidated balance sheets of Pan Pacific Retail Properties, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement Schedule III, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004 which reports appear in the December 31, 2004 annual report on Form 10-K of Pan Pacific Retail Properties, Inc.

KPMG LLP

San Diego, California

March 10, 2005